Exhibit 10.F

2005 DECLARATION OF AMENDMENT NO. 2 TO
BB&T CORPORATION NON-EMPLOYEE DIRECTORS’
DEFERRED COMPENSATION AND STOCK OPTION PLAN

          THIS DECLARATION OF AMENDMENT NO. 2 is made effective as of the 1st day of January, 2005, by BB&T CORPORATION (“BB&T”), to the BB&T Corporation Non-Employee Directors’ Deferred Compensation and Stock Option Plan (the “Plan”).

R E C I T A L S:

          WHEREAS, Section 3.1.3 of the Plan provides that an election by a Participant to defer his Retainer Fee or Meeting Fees pursuant to Section 3.1.1 of the Plan must be made at a time determined by the Committee; and

          WHEREAS, new Section 409A of the Internal Revenue Code of 1986, as amended (“Code”), which was enacted as part of the American Jobs Creation Act of 2004, imposes new requirements on nonqualified deferred compensation plans and will affect certain deferral elections made by Participants in 2005 under the Plan; and

          WHEREAS, Question and Answer 21 of Notice 2005-1, the initial guidance on Code Section 409A published by the United States Department of the Treasury, provides that a corporation may allow certain deferral elections for 2005 to be made on or before March 15, 2005, if pursuant to a plan amendment adopted on or before December 31, 2005; and

          WHEREAS, pursuant to Section 10 of the Plan, the Board of Directors of BB&T may amend the Plan at any time, subject to the terms of the Plan; and

          WHEREAS, it is deemed advisable to amend the Plan to permit deferral elections for 2005 to be made on or before March 15, 2005 and to otherwise provide that the Plan is intended to comply with Code Section 409A, where applicable; and

          WHEREAS, pursuant to previously adopted resolutions of the Board of Directors of BB&T, Robert E. Greene was granted the authority to amend the non-qualified deferred compensation arrangements maintained by BB&T (including but not limited to the Plan) in order to comply with Code Section 409A and to make such other changes as are deemed necessary or advisable under Code Section 409A;

          NOW, THEREFORE, IT IS DECLARED that, effective as of January 1, 2005, the Plan shall be amended by adding a new Section 15 (“Timing of 2005 Deferrals and Compliance with Internal Revenue Code Section 409A”) to read as follows:

“15.1   Timing of 2005 Deferrals — The requirements of Section 3.1.3 relating to the timing of deferral elections shall not apply to any deferral elections for 2005 made on or before March 15, 2005, provided that (a) the amounts to which the deferral election relates have not been paid or become payable at the time of the election, (b) the Plan was in existence on or before December 31, 2004, (c) the elections to defer compensation are made in accordance with the terms of the Plan as in effect on December 31, 2005 (other than a requirement to make a deferral election after March 15, 2005), (d) the Plan is otherwise operated in accordance with the requirements of Section 409A of the Code with respect to deferrals subject to Section 409A, and (e) the Plan is amended to comply with Section 409A in accordance with the statute and related regulations and other guidance.

15.2   Compliance with Code Section 409A — Notwithstanding any other provision in the Plan or any agreement to the contrary, if and to the extent that Section 409A of the Code is deemed to apply to the Plan, it is the general intention of BB&T that the Plan shall comply with Code Section 409A, related regulations or other guidance, and the Plan shall, to the extent practicable, be construed in accordance therewith. Without in any way limiting the effect of the foregoing, in the event that Code Section 409A, related regulations or other guidance require that any special terms, provisions, or conditions be included in the Plan, then such terms, provisions and conditions shall, to the extent practicable, be deemed to be made a part of the Plan. Further, in the event that the Plan shall be deemed not to comply with Code Section 409A or any other related regulations or other guidance, then neither BB&T, the Board of Directors of BB&T, the Compensation Committee of the Board, nor their designees or agents shall be liable to any person for actions, decisions or determinations made in good faith.”

          IN WITNESS WHEREOF, this Declaration of Amendment No. 2 is executed on behalf of BB&T Corporation effective as of the day and year first above written.

BB&T CORPORATION

By: /S/ Robert E. Greene
Robert E. Greene